UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2010

FOODFEST INTERNATIONAL 2000 INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-142658	74-3191757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

361 Connie Crescent
Concord, Ontario Canada L4K 5R2
(Address of principal executive offices) (Zip Code)

(905) 709-4775
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01Entry Into A Material Definitive Agreement

Closing of Acquisition of Foodfest

As more fully described in Item 2.01 below, Foodfest International 2000 Inc (“we”, “Foodfest USA” or the “Company”) completed the acquisition of all of the issued and outstanding shares of Foodfest International 2000, Inc., a private company incorporated under the laws of Ontario, Canada (“CanCo”). CanCo is in the business of processing and distributing kosher, natural, and organic food and drink. Closing of the acquisition (the "Closing") took place on December 20, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms and conditions of the Share Exchange Agreement (the “Exchange Agreement”) between Foodfest USA, CanCo, Foodfest Acquisition Corp (a wholly owned subsidiary of Foodfest USA incorporated under the laws of Ontario, Canada) “Acquisitionco” and all the shareholders of CanCo (the “CanCo Shareholders”), we acquired all the outstanding shares (the “Interests”) of CanCo from the CanCo Shareholders.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, CanCo became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of CanCo have approved the Exchange Agreement and the transactions contemplated thereunder.

The Combination transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the interests of CanCo from the CanCo Shareholders; and the CanCo Shareholders transferred and contributed all of their Interests to us. Pursuant to the terms of the Exchange Agreement, each CanCo shareholder received 48,400 shares in the capital of Foodfest USA for each 1 common share of CanCo they held prior to closing. In exchange for all the issued and outstanding shares of CanCo, we issued a total of 48,400,000 exchangeable shares of its subsidiary, Acquisitionco (the “Exchange Shares”), each of which is exchangeable into one share of Foodfest USA in accordance with the terms and conditions of the Exchange Agreement, the Voting and Exchange Trust Agreement and the Support Agreement entered into concurrently at Closing, and the provisions of the Exchange Shares. The Exchange Shares were issued to the CanCo Shareholders in order to minimize or defer adverse tax consequences relating to the Closing.

Following Closing, 3,950,509 shares of Foodfest USA common stock are issued and outstanding and 48,400,000 shares of Foodfest USA common stock are reserved for issuance upon conversion of the Exchange Shares.

Voting and Exchange Trust Agreement

As a condition of the closing of the Exchange Agreement, Foodfest USA agreed to enter into a Voting and Exchange Trust Agreement (the "Trust Agreement") with Acquisitionco and Patriquin Law, Professional Corporation (the “Trustee”). Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of the exchangeable shareholders of Acquisitionco enabling the Trustee to exercise certain voting rights of the CanCo Shareholders (or their designates, transferees, or assigns) until such time as they (or their designates, transferees or assigns) are issued common shares of Foodfest USA in exchange for their Exchange Shares, and allowing the Trustee to hold certain exchange rights in respect of the Exchange Shares. As a condition of the Trust Agreement, Foodfest USA agreed to file a Certificate of Designation, effective October 22, 2010, designating a class of its preferred shares as Series A Preferred Stock (the "Special Voting Shares") and issue one Special Voting Share to the Trustee. The Special Voting Share entitles the Trustee to exercise the number of votes equal to the number of Exchange Shares issued and outstanding during the term of the Trust Agreement. The Trust Agreement further sets out the terms and conditions under which the owners of Exchange Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of Foodfest USA.

The Trust Agreement remains in force until the date that all Exchange Shares are exchanged for common stock in the Corporation. At that time, the Special Voting Share shall be redeemed for cancellation for nominal consideration.

A copy of the Trust Agreement is included as Exhibit 2.2 to this Current Report and is hereby incorporated by reference. All references to the Trust Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Support Agreement and terms of Exchange Shares

The Support Agreement and the Exchange Share provisions create certain obligations for Foodfest USA, including the obligation to reserve sufficient common shares in its stock to issue to the owners of Exchange Shares, the obligation to ensure that equivalent dividends are paid to the owners of the Exchange Shares if dividends are paid on the common shares of Foodfest USA while any Exchange Shares are outstanding, and the obligation to not issue any Special Voting Shares or designate or issue any other shares in its capital that are superior to the Special Voting Shares, except with the consent of the owners of the Exchange Shares.

Copies of the Support Agreement and the provisions of the Exchange Shares are included as Exhibits 2.3 and 2.4 respectively to this Current Report and is hereby incorporated by reference. All references to the Support Agreement, Exchange Shares, and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

BUSINESS

Overview

Foodfest International 2000 Inc. was incorporated in Ontario, Canada on June 25, 1987 by Henry Ender, Chief Executive Officer and Fred Farnden, President and Chief Financial Officer. The company was formed to align ourselves with food distributors and processors specializing in kosher, natural, and organic food and drink to expand sales and manufacturing growth opportunities.

We are one of the largest kosher food distributors in North America and our mission statement is simple. To be the best supplier of Kosher, natural and organic food and drink to existing and new customers through our association with associated companies and suppliers servicing retail and institutional markets in North America and globally.

Our vision is to provide a state of the art distribution channels offering Kosher, natural and organic food and drink products through regionally dedicated warehouses strategically placed throughout North America.

The guiding principles we dedicate to ourselves are

✓	Our customers are the focus of everything we do.

✓	Continued improvements are fundamental to everything we do.

✓	We will not compromise our integrity.

✓	Employee involvement is an integral part of our culture.

✓	Dedicated experienced management.

Our business vision is simple and our objectives clear – consolidate food distribution of kosher, organic and natural food and drink resources in key markets in North America. Distributors of kosher, organic and natural foods and drink are typically small to medium sized with a strong entrepreneurial owner/manager restricted from dynamic growth due to limited access to capital markets. We are focused on acquiring, merging and consolidating distributors in key markets in North America. Through possible mergers and acquisitions we will be able to offer products to the Kosher and mainstream markets at the best prices possible through consolidated purchasing, warehousing and distribution while achieving and maintaining sound gross margins and profitability.

Our other key strategy is innovation. The economic community today is global. As a result we will be searching all four corners of the globe to find and introduce new innovative products that fit our mandate of Kosher, organic or natural.

Who buys Kosher?

Millions of people throughout the world limit their food consumption, and seek out the kosher symbol to ensure their preferences are being addressed. According to market studies, the appeal for kosher foods transcends the interests of any one specific ethnic group. The consumers of ethnic foods include Jews, Muslims, and members of other religious denominations, vegetarians, those with lactose intolerance, and those that simply believe kosher is better. Millions of Muslims around the world follow a dietary regimen similar to the kosher code. Since they recognize that food products bearing a kosher symbol conform to the requirements of “Halal”, foods certified as kosher have a broad base appeal for Muslims.

Lactose intolerance afflicts millions of people. Moreover, people with allergies to dairy products may have a life threatening reaction to the most minute consumption of dairy products. Kosher law requires complete segregation between milk and meat. Thus, products containing a dairy ingredient must bear the kosher symbol with the letter “D”. Lactose intolerant consumers therefore search for the kosher symbol because it is their guarantee that the product has never come into contact with any dairy derivative.

Vegetarians due to a variety of considerations, exclude meat, poultry and fish from their diets. The Kosher symbol in conjunction with the “Parve” designation, guarantees that the product contains no meat, dairy, or poultry derivative and is therefore is suitable for vegetarian use.

From the inception of the company, originally incorporated in the Province of Ontario Canada in 1987 by the current shareholders and founders of Foodfest, the company has had a singular goal – providing our customers and thus the end user with more with superior quality for less. Our name has grown to be synonymous with reliability, service, flexibility, quality and innovation for over 25 years. Over these many years we have developed relationships with such names as Loblaw’s, Fortinos, Zehrs, Real Canadian Super stores, No Frills, Your Independent Grocer, Sobeys, Food Basics, Foodland, IGA, Dominion, Metro, A&P, Price Choppers, Thrifty’s, Atlantic Coop, Shoppers Drug Mart, Highland Farms, Longos, Pusateri’s, Universities, Airlines, Hospitals, Bakeries, independent retailers and many more regional distributors. In all Foodfest services over 3000 customers coast to coast as well as regional distributors in New York State, Florida and California.

As our customers have grown our relationships with suppliers internationally have grown. Today we represents such Household brands as Zoglo-Soglowek, Elite, Wissotzky, Of Tov, Sabra, Nanuk Salmon, Dr, Praegers, Dyna Sea, and many more.

For all the success achieved to date we regard the United States as its most promising market for growth over the short term.  We have made the decision to invest its sales, operations and administrative infrastructure and regionalize its U.S. operations to enable us to expand our U.S. customer base and to more efficiently introduce to existing customers and new customers more of our existing products, and new products our company and other manufacturers have developed or are in the process of developing. Expanding our business into the U.S. kosher, organic and natural food and drink markets will achieve our ultimate goal of being the largest kosher, organic and natural food distributor in North America providing the consumer the best at affordable prices.

Mintel's exclusive consumer research shows that 28% of respondents have purchased a kosher product. Obviously, kosher food is not just for people who keep kosher. The products are also of interest to Muslims, Seventh Day Adventists, vegetarians, and people with food allergies. The kosher labeling system provides a clear listing of the contents of a product and identifies whether it contains dairy or meat products, which is a "value add" for vegetarian and food-allergic consumers. There is also a strong demand for kosher food because many people believe that the products are produced in cleaner environments and are "safer" than foods produced in non-kosher plants.

The kosher food market encompasses almost every segment of the food industry, from raw ingredients (meat, poultry, and baking products, for example) to processed foods and beverages. Any food product that is prepared under the laws of kashrut (the Jewish laws governing food products- see terms below) is considered kosher; only rabbinical law, therefore, limits the market.

Almost all major manufacturers produce at least some food products that bear the kosher symbol, including Coca-Cola, Procter & Gamble, Frito Lay, Kraft, Nabisco, and General Mills. According to Integrated Marketing Communications (IMC), a New York based marketing firm serving the kosher market, in 2002 some 75,000 CPG products in the U.S. were kosher certified, up from 60,000 in 2000.

Some of the products that gain certification each year are mainstays of the food industry, and their certification adds dollar value to the "mainstream kosher" market while having little overall bearing on product sales themselves. For example, Nabisco Oreo cookies attained kosher certification in 1997, giving the kosher food market a $300 million boost (based on IRI data for sales of Oreos through food, drug, and mass merchandisers, calendar year 1997). However, Oreo cookie sales showed no significant dollar increase between 1996 and 1997.

The kosher market can be considered as two separate markets: "mainstream and kosher" and "ethnic kosher." The former, "mainstream and kosher products," are those foods that are certified kosher but have little relevance or bearing on traditional kosher foodways. These kosher certified products are as much at home on the shelves of consumers who have no interest in kosher foods as they are on the shelves of those consumers for whom the kosher symbol is important. "Ethnic kosher foods," on the other hand, are products that are "kosher by design"-such items as gefilte fish, matzo, schav and borscht (both types of soup), and other traditional ethnic Jewish food products.

While the "mainstream and kosher" market enjoys more than $100 billion in sales, these sales may not be indicative of the "market" for kosher foods, since a minority of consumers buy these products because they are kosher, but for some other reason. On the other hand, sales of some "ethnic kosher" foods are so low that it is impossible to track them through the usual means (IRI or other scanner services). While ethnic kosher foods may be purchased by any consumer interested in Jewish food traditions, it is undeniable that the major market for these products is the consumer looking for a kosher product. In any case, it is difficult to arrive at a dollar figure that represents the "true" kosher market.

As a way of highlighting the difference between the "mainstream and kosher" market and the "ethnic kosher" market, this report examines a representative sample of segments in which kosher and non-kosher products can be found. Segments in which kosher certification is likely to be absent or extremely limited (e.g. meat snacks) are not included.

For each of the five segments analyzed in this report (cookies, chocolate confectionery, snacks, sugar confectionery, and crackers), both total dollar sales and dollar sales of the kosher component are given. Top manufacturers in each segment and their top-selling products are also itemized, and efforts are made to estimate the total kosher sales of each top manufacturer. The report also highlights (when possible) sales by small, "ethnic kosher" manufacturers in each segment. Even if sales figures are not available for these smaller manufacturers, their brands are discussed in as much detail as possible.

The Jewish population in the U.S. remains relatively stable, and although the Islamic population continues to grow, it still constitutes only a small percentage of the U.S. population (see Market Drivers, below). Vegetarians and other concerned consumers, therefore, will drive the kosher market to a greater degree than those who choose kosher foods for religious reasons.

Size of Kosher Food Market:

The kosher food market is a $9 billion market today.

Competition

As the company develops its business plan to grow its kosher and natural food businesses, it may face competition from other similar businesses who would sell kosher products. The kosher food industry is intensely competitive with respect to price, location and food quality, and there are other potential competitors with similar resources to Foodfest International 2000 Inc. The kosher food consumer market for kosher foods is often impacted by changes in the taste and eating habits of the public, economic and political conditions affecting spending habits, population and traffic patterns. The principal bases of competition in the industry are the quality and price of the food products offered.

Employees

As of the date hereof, we have approximately 25 full-time employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

We operate in a highly competitive industry, which may affect our profitability.

The food industry is highly competitive. We compete based on price, product innovation, product quality, brand recognition and loyalty, effectiveness of marketing, promotional activity and the ability to identify and satisfy consumer preferences.

From time to time, we may need to reduce our prices in response to competitive and customer pressures and to maintain our market share. Competition and customer pressures may also restrict our ability to increase prices in response to commodity and other input cost increases. Our results of operations will suffer if profit margins decrease as a result of a reduction in prices, increased input costs or other factors, and if we are unable to increase sales volumes to offset those profit margin decreases.

Retailers are increasingly offering retailer brands that compete with some of our products. It is important that our products provide higher value and / or quality to our consumers than less expensive alternatives. If the difference in value or quality between our products and those of retailer brands narrows, or if the perceived difference in quality narrows, then consumers may not buy our products. Furthermore, during periods of economic uncertainty, such as we continue to experience, consumers tend to purchase more retailer brands or other economy brands, which could reduce sales volumes of our products or shift our product mix to our lower margin offerings. If we are not able to maintain or improve our brand image or value proposition, it could have a material effect on our market share and our profitability.

We may also need to increase spending on marketing, advertising and new product innovation to protect existing market share or increase market share. The success of our investments is subject to risks, including uncertainties about trade and consumer acceptance. As a result, our increased expenditures may not maintain or enhance market share and could result in lower profitability.

The consolidation of retail customers, the loss of a significant customer or a material reduction in sales to a significant customer could affect our operating margins, our profitability, our net revenues and our results of operations.

Retail customers, such as supermarkets, warehouse clubs and food distributors in the U.S., the European Union and our other major markets continue to consolidate. These consolidations have produced large, sophisticated customers with increased buying power. These larger retailers, capable of operating with reduced inventories, can resist price increases and demand lower pricing, increased promotional programs and specifically tailored products. In addition, they may use shelf space currently used for our products for their own retailer brands. The consolidation of retail customers also increases the risk that a severe adverse impact on their business operations could have a corresponding material adverse effect on us. Also, our retail customers may be affected by recent economic conditions. For example, they may not have access to funds or financing and that could cause them to delay, decrease or cancel purchases of our products, or to not pay us or to delay paying us for previous purchases.

Increased price volatility for commodities we purchase may affect our profitability.

We are a major purchaser of commodities, including dairy, coffee, cocoa, wheat, corn products, soybean and vegetable oils, nuts, meat products, and sugar and other sweeteners. In addition, we use significant quantities of plastic, glass and cardboard to package our products, and natural gas for our factories and warehouses. Price volatility for commodities we purchase has increased due to conditions outside of our control, including recent economic conditions, currency fluctuations, availability of supply, weather, consumer demand and changes in governmental agricultural programs. Although we monitor our exposure to commodity prices as an integral part of our overall risk management program, continued volatility in the prices of commodities we purchase could increase the costs of our products and services, and our profitability could suffer.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional business or enter into other strategic alliances, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our product sales depend on our ability to predict, identify and interpret changes in consumer preferences and demand, and our ability to develop and offer new products rapidly enough to meet those changes.

Consumer preferences for food products change continually. Our success depends on our ability to predict, identify and interpret the tastes and dietary habits of consumers and to offer products that appeal to those preferences.

If we do not succeed in offering products that appeal to consumers, our sales and market share will decrease and our profitability could suffer. We must be able to distinguish among short-term fads, mid-term trends and long-term changes in consumer preferences. If we are unable to accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied consumer base, we must offer a sufficient array of products to satisfy the broad spectrum of consumer preferences. If we fail to expand our product offerings successfully across product categories or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products will decrease and our profitability could suffer.

Prolonged negative perceptions concerning the health implications of certain food products could influence consumer preferences and acceptance of some of our products and marketing programs. For example, recently, consumers have been increasingly focused on health and wellness, including weight management and sodium consumption. Although we strive to respond to consumer preferences and social expectations, we may not be successful in these efforts. Continued negative perceptions and failure to satisfy consumer preferences could decrease demand for our products and adversely affect our profitability.

We may not be able to consummate proposed acquisitions or divestitures successfully or integrate acquired businesses successfully.

From time to time, we may evaluate acquisition candidates that would strategically fit our business objectives. If we are unable to complete acquisitions, or integrate successfully and develop these businesses to realize revenue growth and cost savings, including recently acquired Cadbury, our financial results could be adversely affected. In addition, from time to time, we divest businesses that do not meet our strategic objectives, or do not meet our growth or profitability targets. Our profitability may be affected by either gains or losses on the sales of, or lost operating income from, those businesses. Also, we may not be able to complete desired or proposed divestitures on terms favorable to us. Moreover, we may incur asset impairment charges related to acquisitions or divestitures which may reduce our profitability. Finally, our acquisition or divestiture activities may present financial, managerial and operational risks, including diversion of management attention from existing core businesses, difficulties integrating or separating personnel and financial and other systems, adverse effects on existing business relationships with suppliers and customers, inaccurate estimates of fair value made in the accounting for acquisitions and amortization of acquired intangible assets which would reduce future reported earnings, potential loss of customers or key employees of acquired businesses, and indemnities and potential disputes with the buyers or sellers. Any of these activities could affect our product sales, financial condition and results of operations.

Legal claims, product recalls or other regulatory enforcement actions could affect our sales, reputation and profitability.

As a large food company that operates in a highly regulated, highly competitive environment with growing retailer power and a constantly evolving legal and regulatory framework around the world, we are subject to heightened risk of legal claims or other regulatory enforcement actions. Legal claims or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could adversely affect our sales, reputation and profitability.

Further, selling products for human consumption involves inherent risks. We could be required to recall products due to product contamination, spoilage or other adulteration, product misbranding or product tampering.

We may also suffer losses if our products or operations violate applicable laws or regulations, or if our products cause injury, illness or death. In addition, our marketing could be the target of claims of false or deceptive advertising or other criticism. A significant product liability or other legal judgment or a related regulatory enforcement action against us, or a widespread product recall, may adversely affect our profitability. Moreover, even if a product liability or consumer fraud claim is unsuccessful, has no merit or is not pursued, the negative publicity surrounding assertions against our products or processes could adversely affect our sales, reputation and profitability.

We may be unable to hire or retain key personal.

The competition for qualified personal is intense and may take longer than expected to find the key personal required achieving our goals. Also, current key personal employed today can terminate their services at any time. None of our key personal has employment contracts. Failure to hire or retain key personal will restrict our growth plans.

Increased regulation could increase our costs and affect our profitability.

Food production and marketing are highly regulated by a variety of federal, state, local and foreign agencies. New regulations and changes to existing regulations are issued regularly. Increased governmental regulation of the food industry, such as proposed requirements designed to enhance food safety or to regulate imported ingredients, could increase our costs and adversely affect our profitability.

The loss of the services of our key employees, particularly the services rendered by Fred Farnden, our President and Chief Financial Officer and Henry Ender our Chief Executive Officer and Secretary, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Fred Farnden, Our President and Chief Financial Officer and Henry Ender our Chief Executive Officer and Secretary. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.    The internal control report must include a statement

●	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

●	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

●	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is quoted on the OTC bulletin board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

Our common stock may be classified as a “penny stock” as that term is generally defined in the securities exchange act of 1934 to mean equity securities with a price of less than $5.00. As such our common stock would be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	The basis on which the broker or dealer made the suitability determination, and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

Listing Our Stock on Markets Other than the OTCBB could be costly for us

Our common stock is currently quoted and trades on the OTCBB in the United States. The OTCBB is operated by Financial Industry Regulatory Authority, Inc. (“FINRA”). In the future, we may file an application to be quoted on the NASDAQ Stock Exchange or another national securities exchange (collectively, an “Exchange”). Unlike the OTCBB, every Exchange has corporate governance and other public interest standards, which we will have to meet. Such standards and regulations may restrict our capital raising or other activities by requiring stockholder approval for certain issuances of stock, for certain acquisitions, and for the adoption of stock option or stock purchase plans.

The Exchange will require that a majority of the members of our Board of Directors be independent directors as defined by the Exchange. The independent directors must have regularly scheduled meetings at which only independent directors are present. Compensation of our chief executive officer must be determined, or recommended to the Board of Directors for determination, either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors, and the chief executive officer cannot be present during voting or deliberations. Compensation of our other executive officers must be determined, or recommended to the Board of Directors either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors. Director nominees must either be selected, or recommended for selection by the Board of Directors either by (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors. The nominations process must be set forth in a formal written charter or a Board of Directors’ resolution.

In addition, the audit committee will have to be composed of at least three (3) members, all of whom are independent as defined by the Exchange and under SEC Rule 10A-3(c), and who have not participated in the preparation of the financial statements of us or any subsidiary of us during the past three (3) years. One member of the audit committee must have specified employment experience in finance or accounting. Accordingly, we would have to appoint three independent directors to serve on our audit committee and one of those audit committees members would need the required experience in finance and accounting.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this 8-K. References in this section to “we,” “us,” “our,” or the “Company” are to the consolidated business of Foodfest International 2000 Inc.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

We are a distributor of Kosher, organic and natural food products. We operate a 52,000 square foot distribution center from our headquarters in Toronto Canada and services customers from coast to coast. We carry a variety of more than 2,000 Kosher, organic and natural food products in frozen, grocery and refrigerated. We service more than 3,000 customers coast to coast in Canada and the United States. We focus on retail chains but we also service independent retailers, natural and organic retailers, Foodservice customers as well as distributing through regional distributors.

Our focus has traditionally been on kosher products in the Kosher markets. Today the focus is taking kosher mainstream. Customers of all ethnic backgrounds view Kosher as symbolizing products of higher quality produced under strict guidelines. We have have a singular goal – provide the consuming public with more superior quality for less. Foodfest, the name, has become synonymous with reliability, service, flexibility, quality and innovation for over 25 years and we will continue to maintain this goal.

RESULTS OF OPERATIONS

Year ended June 30, 2010 compared to year ended June 30, 2009

We had revenues of $12,970,385 for the year ended June 30, 2010 compared to $9,424,872 for the year ended June 30, 2009 representing an increase of 37.6%. This significant increase was a direct result of our expanding business with the retail chains, increasing product lines and greater emphasis on the U.S. market.

Of equal or greater significance to our sales growth is its dedication to continue to improve our gross margin. For the year ending June 30, 2010, the ourgross margin was 19.4%, an increase of 1.6% compared to the year ended June 30, 2009 of 17.8%. We continually endeavors to reduce product costs to maximize its gross margin. The main contributing factors to this increase was the strengthening Canadian dollar and reduced product costs.

Operating expenses for the year ended June 30, 2010 were $2,451,554, an increase of $159,872 compared to the year ended June 30, 2009. The main contributing factors for this increase was additional administrative and warehousing staff, travel and advertising costs.

Net income for the year ended June 30, 2010 was $78,832, an increase of $174,029 compared to the year ended June 30, 2009. The increase in net income is a direct result of increased sales and an improved gross margin.

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

Sales were $3,697,883 for the three months ended September 30, 2010; an increase of $632,621 compared to the three months ended September 30, 2009. This significant increase was a direct result of our expanding business with the retail chains, increasing product lines and greater emphasis on the U.S. market.

Gross margin for the three months ended September 30, 2010 show a further increase to 21% compared to the three months ended September 30, 2009 of 15.1%. We continually endeavor to reduce product costs to maximize its gross margin. The Canadian dollar has continued to improve and decreased product costs from our suppliers in the second half of 2010 both contributed to our increase in gross margin for the three months ended September 30, 2010.

Operating expenses for the three months ended September 30, 2010 were $673,799, an increase of $139,409 compared to the three months ended September 30, 2009. The major contributing factors to this increase was the salary increases and new staff hired in the second half of 2010.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, our working capital was $631,328, an increase of $573,926 compared to June 30, 2009. The increase was a result of our rapid growth resulting in an increase in receivables of $683,400 and inventory of $86,278.  As of September 30, 2010, our working capital decreased to $447,507, which was mainly because we have been delaying payment of our accounts receivable until our receivables are collected or we obtain additional financing.

During the year ended June 30, 2010, we purchased a new cooler for our distribution center to enable us to store additional refrigerated products in order to expand our refrigerated business. The cost of the new cooler was approximately $160,000.

Traditionally we have funded our working capital requirements through bank loans and credit facilities, shareholder advances and related party loans. Throughout the last year we have experienced rapid growth and it has become increasingly more difficult to finance increasing receivables and inventories through these traditional means of financing. In order to finance our increasing receivables and inventories, we will be offering company stock to the general public once we become a public reporting entity.

We have no plans to incur any capital expenditures in the near future and no additional staff is anticipated until such time as future sales warrant it.
OFF-BALANCE SHEET ARRANGEMENTS

There were no off-balance sheet arrangements during the year ended December 31, 2009 that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. There are currently 3,950,809 shares of common stock issued and outstanding held by at least 26 shareholders and 1 share of preferred stock is issued and outstanding.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Exchange Shares will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

On October 22, 2010, the Board of Directors designated and issued 1 share of Preferred Stock as a Super Voting Share in accordance with the Trust Agreement and the terms of the filed designation. A copy of the Certificate of Designation is included as exhibit 2.5

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted for trading on the OTCBB under symbol “FDFT.”  There has been minimal trading to date.

Holders

As of the date hereof, 3,950,809 shares of common stock are issued and outstanding.  There are approximately 26 shareholders of our common stock. Further, there are 48,400,000 shares of common stock reserved for issuance to owners of the Exchange Shares.

Dividend Policy

We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

In the event that any dividends are declared and/or paid while any Exchange Shares are issued and outstanding, we must pay an equal dividend per Exchange Share calculated on a share for share basis with the total number of issued and outstanding common shares in the stock of Foodfest USA as of the date the dividend is declared, all in accordance with the terms of the Support Agreement and the provisions of the Exchange Shares.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) as the same may be amended and supplemented. Section 102(b)(7) of the DGCL, relating to indemnification is hereby incorporated herein by reference. Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement and the Support Agreement, on December 20, 2010, we reserved 48,400,000 shares of common stock for issuance to individuals and entities as designated by the owners of the Exchange Shares in exchange for 100% of the outstanding shares of CanCo. Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2010, the Board of Directors of the Company approved by unanimous written consent the change of the Company’s fiscal year end from October 31 to June 30.

Item 9.01 Financial Statement and Exhibits

(a)  Financial Statements of Business Acquired.

FOODFEST INTERNATIONAL 2000 INC.

30 JUNE 2010

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FINANCIAL STATEMENTS
Balance Sheets
Statements of Operations
Statements of Stockholders' Deficit
Statements of Cash Flows
Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Foodfest International 2000 Inc.

We have audited the accompanying balance sheets of Foodfest International 2000 Inc. as of 30 June 2010 and 2009 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended 30 June 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these financial statements present fairly, in all material respects, the financial position of Foodfest International 2000 Inc. as of 30 June 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended 30 June 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ DNTW Chartered Accountants, LLP
Licensed Public Accountants

Markham, Canada
31 October 2010

FOODFEST INTERNATIONAL 2000 INC.

BALANCE SHEETS

AS OF 30 JUNE

(Expressed in United States Dollars)

2010	2009

ASSETS
Current Assets
Accounts receivable, less allowance of $151,601 (2009 - $138,770)	$1,606,855	$923,455
Inventory	1,418,891	1,332,613
Prepaid expenses	93,185	4,914
Income taxes recoverable	205	-
Advances to related party	350,184	262,862
Total Current Assets	3,469,320	2,523,844
Long Term Assets
Property and equipment, net	331,400	175,164
Deferred income taxes	39,484	27,275
Total Long Term Assets	370,884	202,439
Total Assets	$3,840,204	$2,726,283

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

BALANCE SHEETS

AS OF 30 JUNE

(Expressed in United States Dollars)

2010	2009

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank indebtedness	$1,060,398	$761,262
Accounts payable and accrued liabilities	1,621,735	1,539,520
Income taxes payable	-	6,087
Loan payable	31,001	61,000
Long term debt - current portion	61,008	76,608
Obligations under capital lease - current portion	63,850	21,965
Total Current Liabilities	2,837,992	2,466,442
Long Term Liabilities
Long term debt	45,533	97,523
Obligations under capital lease	83,021	35,915
Advances from related parties	1,621,955	919,334
Advances from shareholders	83,238	76,193
Total Long Term Liabilities	1,833,747	1,128,965
Commitments

Stockholders' Deficit
Preferred stock - no par value, non-cumulative, non-voting, redeemable at amount paid thereon, unlimited shares authorized, none issued and outstanding (2009 - none issued and outstanding)	-	-
Common stock - no par value, unlimited shares authorized, 667 issued and outstanding (2009 - 667 issued and outstanding)	30,804	30,804
Accumulated other comprehensive loss	(214,341)	(173,098)
Accumulated deficit	(647,998)	(726,830)
Total Stockholders' Deficit	(831,535)	(869,124)
Total Liabilities and Stockholders' Deficit	$3,840,204	$2,726,283

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED 30 JUNE

(Expressed in United States Dollars)

	2010	2009
SALES	$12,970,385	$9,424,872
COST OF GOODS SOLD	10,449,687	7,750,249
GROSS PROFIT	2,520,698	1,674,623
EXPENSES
Salaries and wages	803,035	568,649
Vehicle and travel	472,181	318,481
Rent and occupancy costs	185,110	222,991
Advertising and promotion	164,191	116,884
Interest and bank charges	153,504	167,637
Professional fees	131,775	43,541
Office and general	101,496	73,703
Utilities	82,883	74,320
Telecommunications	78,807	53,171
Management fees	70,085	180,638
Repairs and maintenance	68,844	41,209
Insurance	59,374	39,954
Meals and entertainment	52,180	43,183
Bad debts	23,036	138,447
(Gain) loss on foreign exchange	(63,163)	56,729
Depreciation	68,216	152,145
TOTAL EXPENSES	2,451,554	2,291,682
EARNINGS (LOSS) FROM OPERATIONS	69,144	(617,059)
Gain on settlement of advance to related party	-	527,764
EARNINGS (LOSS) BEFORE TAXES	69,144	(89,295)
Current income taxes	-	6,072
Deferred income taxes (recovery)	(9,688)	(170)
NET EARNINGS (LOSS)	78,832	(95,197)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(81,338)	97,515
Unrealized gain (loss) on foreign exchange	40,095	(77,147)
COMPREHENSIVE INCOME (LOSS)	$37,589	$(269,859)
EARNINGS (LOSS) PER WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	118	(143)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	667	667

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED 30 JUNE

(Expressed in United States Dollars)

	Shares	Capital Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Deficit
Balance, 30 June 2008	667	$30,804	$(193,466)	$(631,633)	$(794,295)
Net loss	-	-	-	(95,197)	(95,197)
Foreign currency translation	-	-	97,515	-	97,515
Unrealized loss on foreign exchange	-	-	(77,147)	-	(77,147)
Balance, 30 June 2009	667	30,804	(173,098)	(726,830)	(869,124)
Net earnings	-	-	-	78,832	78,832
Foreign currency translation	-	-	(81,338)	-	(81,338)
Unrealized gain on foreign exchange	-	-	40,095	-	40,095
Balance, 30 June 2010	667	$30,804	$(214,341)	$(647,998)	$(831,535)

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED 30 JUNE

(Expressed in United States Dollars)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$78,832	$(95,197)
Items not requiring an outlay of cash:
Depreciation	68,216	152,145
Gain on forgiveness of advance from related party	-	(527,764)
Changes in non-cash working capital:
Accounts receivable	(602,981)	(50,182)
Inventory	37,247	(222,943)
Prepaid expenses	(88,546)	(1,881)
Accounts payable and accrued liabilities	(42,260)	591,313
Income taxes payable and deferred income taxes	(16,679)	(11,148)
CASH USED IN OPERATING ACTIVITIES	(566,171)	(165,657)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank indebtedness	230,646	225,354
Repayment of loan payable	(28,413)	-
Repayment of long term debt	(84,387)	(74,093)
Advances from (to) related party	583,402	(13,761)
Obligations under capital lease	85,803	57,880
CASH PROVIDED BY FINANCING ACTIVITIES	787,051	195,380
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(213,069)	(29,723)
CASH USED IN INVESTING ACTIVITIES	(213,069)	(29,723)
FOREIGN CURRENCY TRANSLATION	(7,811)	-
NET CHANGE IN CASH	-	-
CASH, BEGINNING OF YEAR	-	-
CASH, END OF YEAR	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
INTEREST PAID	$153,504	$167,637
INCOME TAXES PAID	$18,062	$6,072

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED 30 JUNE 2010 AND 2009

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Foodfest International 2000 Inc. (the "Company" or "Foodfest") has been operating since 25 June 1987 when it was first incorporated under the laws of the Province of Ontario as The Seafood Warehouse Inc. On 7 April 1999, the Company changed its name to Foodfest International 2000 Inc.

The Company imports, markets, and distributes kosher, vegetarian, and organic food products to grocery stores in Canada and the United States.

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of these financial statements.

Revenue Recognition

Revenue is recognized once products are delivered to the customer and the transfer of ownership risks and benefits inherent to the property occurs. Revenue is recognized if persuasive evidence of an agreement exists, the sales price is fixed or determinable, and collectability is reasonably assured.

Inventory

Inventory is comprised of finished goods that the Company intends to resell to its customers. It is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis. Import cost components include customs duties and charges for freight and handling.

Trade receivables

The Company's accounts receivable and related allowance for doubtful accounts are analyzed in detail on a quarterly basis and all significant customers with delinquent balances are reviewed to determine future collectability. Reserves are established in the quarter in which the Company makes the determination that the account is deemed uncollectible. As at 30 June 2010 and 2009, the allowance for doubtful accounts was assessed as $151,601 and $138,770, respectively.

Cost of Products Sold

Included in cost of sales are cost of purchases (FOB cost) and cost associated with the import of the products. Import cost components are customs entry fees levied by the country of import and the freight and handling cost to unload containers.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification ("ASC") No. 740 Income Taxes which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates.  The effects of future changes in tax laws or rates are not anticipated.

Under ASC No. 740 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

Co-operative Advertising Allowances

The Company is granted advertising allowances from its suppliers in exchange for promoting the supplier's products. In accordance with ASC No. 605-50 Revenue Recognition for Customer Payments and Incentives, the consideration received from these suppliers is accounted for as a reduction of the costs of promoting the vendor's products.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from these estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. For fiscal 2010, the allowance for doubtful accounts of $151,601 (2009 - $138,770) and allowance for inventory impairment of $16,767 (2009 - $Nil) are significant estimates inherent in the financial statements.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to ASC No. 260 Earnings Per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no dilutive financial instruments for the years ended 30 June 2010 and 2009.

Foreign Currency Translation

The Company's accounts have been translated into U.S. dollars in accordance with the provisions of ASC No. 830 Foreign Currency Matters. Management has determined that the functional currency of the Company is the Canadian dollar. Certain assets of the Company are denominated in U.S. dollars. In accordance with the provisions of ASC No. 830, transaction gains and losses on these assets and liabilities are included in the determination of income for the relevant years. Adjustments resulting from the translation of the financial statements from their functional currencies to U.S. dollars are accumulated as a separate component of accumulated other comprehensive income and have not been included in the determination of income for the relevant years.

Available-for-Sale Securities

Available-for-sale securities are reported at fair value and consist of securities not classified as held-for-trading securities or held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities, net of deferred income taxes, are reported as a net amount in accumulated other comprehensive income (loss) within stockholder's equity. Gains and losses on the sale of available-for-sale securities are determined based on the weighted average cost.

Declines in the fair-value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings.

Comprehensive Income

The Company adopted ASC No. 220 Comprehensive Income that establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' equity, and consists of foreign currency translation adjustments and unrealized losses on available-for-sale securities. ASC No. 220 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

Leases

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to vehicles, equipment, and premises. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital.

Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease and are amortized over their estimated useful lives, using the same method as similar assets that the Company owns. The present value of the lease payments is recorded as a debt obligation.

Other leases are classified as operating when lease terms are significantly shorter than the assets' economic useful lives, or minimum lease payments are significantly lower than the purchase cost of the asset. Management expects that in the normal course of business, these leases will be renewed, replaced with new leases, or replaced with fixed asset expenditures. Minimum lease payments for the next five years are disclosed in note 15.

Property and Equipment

Property and equipment are recorded at historical cost less accumulated depreciation. Depreciation, based on the estimated useful lives of the assets, is provided using the under noted annual rates and methods:

Equipment                                                                                   20% declining balance
Furniture and fixtures                                                                20% declining balance
Vehicles                                                                                       30% declining balance
Computer hardware                                                                   30% declining balance
Leasehold improvements                                                          5 years straight line

Valuation of Long-Lived Assets

In accordance with ASC No. 360 Property, Plant, and Equipment, long-lived assets to be held and used are analyzed for impairment whenever events or changes incircumstances indicated that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset less costs to sell. Management has assessed that there is no impairment of long-lived assets as of 30 June 2010 and 2009.

Recent Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2010-11, Derivative and Hedging (Topic 815). All entities that enter into contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not only in the form of subordination of one financial instrument to another will be affected by the amendments in this Update because the amendments clarify that the embedded credit derivative scope exception in paragraph 815-15-15-8 through 15-9 does not apply to such contracts. ASU 2010-11 is effective at the beginning of the reporting entity's first fiscal quarter beginning after June 15, 2010. The adoption of this update did not have any material impact on the Company's financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation - Stock Compensation (Topic 718). This Update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this update did not have any material impact on the Company's financial statements.

In April 2010, the FASB issued ASU 2010-17 Revenue Recognition: Milestone Method. This update provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. The guidance is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010, with early adoption permitted. The adoption of this update did not have any material impact on the Company's financial statements.

In July 2010, the FASB issued ASU 2010-20 relating to the disclosure of the credit quality of financing receivables and the allowance for credit losses. The objective of the amendments in this Update is for an entity to provide disclosures that facilitate financial statement users' evaluation of the following: 1. The nature of credit risk inherent in the entity's portfolio of financing receivables. 2. How that risk is analyzed and assessed in arriving at the allowance for credit losses. 3. The changes and reasons for those changes in the allowance for credit losses. To achieve this objective, an entity should provide disclosures on a disaggregated basis, which requires a portfolio segment defining the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and classes of financing receivables which are disaggregations of portfolio segments. the disclosures  are effective for interim and annual reporting periods beginning on or after December 15, 2010. The amendments in this Update encourage, but do not require, comparative disclosures for earlier periods that ended before initial adoption.

3.	PROPERTY AND EQUIPMENT

	Cost	Depreciation	Net 2010	Net 2009

Equipment	513,397	307,113	206,284	62,772
Furniture and fixtures	245,430	158,701	86,729	89,289
Vehicles	17,345	14,813	2,532	3,311
Computer hardware	61,646	46,135	15,511	12,300
Leasehold improvements	734,021	713,677	20,344	7,492
	$1,571,839	$1,240,439	$331,400	$175,164

4. ADVANCES TO RELATED PARTY

The following advances were made to companies controlled by the Company's shareholders. These advances are unsecured, non-interest bearing and are repayable on demand. Their balances are as follows:

	2010	2009

Foodfest International 2000 (Nevada) Inc.	$153,087	$-
Strubs Food Corp.	197,097	262,862
	$350,184	$262,862

5. BANK INDEBTEDNESS

The Company has available a $939,300 revolving operating line which bears interest at the Royal Bank of Canada prime rate plus 2.75% and is repayable on demand. This revolving loan is secured under a general security agreement covering all of the Company's assets and also secured by limited personal guarantees from the shareholders of the Company.

6. INCOME TAXES

Reconciliation of the effective combined federal and provincial statutory rate of 16.5% (2009 - 16.5%) to current income tax expense:

	2010	2009

Income taxes on accounting income	$11,409	$(14,734)
Tax effect of adjustments for presentation under US GAAP	-	15,943
Tax effect of expenses that are not deductible for income tax purposes	4,305	3,563
Tax effect of differences in the timing of deductibility of items for income tax purposes	(13,182)	1,300
Income taxes	$2,532	$6,072

The components of deferred income taxes have been determined at the combined Canadian federal and provincial statutory rate of 16.5% (2009 - 16.5%) and are as follows:

	2010	2009

Deferred income tax assets:
Property and equipment	5,028	16,083
Unrealized loss on available-for-sale securities	4,619	4,228
Other temporary income tax differences	7,064	6,964
Deferred income taxes	$16,711	$27,275

7. LOAN PAYABLE

On 30 June 2010 and 2009, the Company had advances from a private company totalling $31,001 and $61,000, respectively. These advances are unsecured, non-interest bearing and are due on demand.

8. ADVANCES FROM RELATED PARTIES

Each of the below loans bear interest at the Royal Bank of Canada prime rate plus 1.5% and are repayable in monthly instalments of interest only. These loans have been postponed in favour of the Royal Bank of Canada in respect of the Company's line of credit. Other than Triloon Corp. which was received this year, changes in the balances from year-to-year are due to changes in foreign exchange rates.

	2010	2009

Coastal Water Seafoods Ltd. - a company controlled by one of the Company's shareholders	$235,603	$208,856
Canadian Triloon Corporation - a company controlled by the spouse of one of the Company's shareholders	279,396	264,748
Yael Ender - the spouse of one of the Company's shareholders	482,684	445,730
Triloon Corp. - a company controlled by shareholders of the Company	624,272	-
	$1,621,955	$919,334

9. LONG-TERM DEBT

	2010	2009

Loan payable to Business Development Bank of Canada ("BDC") secured by a general security agreement and limited guarantees from the shareholders of the Company and Coastal Water Seafood Ltd. (the related party described in note 8). It bears interest at a daily floating bank prime plus 1.5%, repayable monthly by principal payments of $2,150 plus interest maturing on February 23, 2013.	$64,625	$81,337
Loan payable to BDC secured by a general security agreement and limited guarantees from the shareholders of the Company and Coastal Water Seafood Ltd. It bears interest at a daily floating bank prime plus 4.0%, repayable monthly by principal payments of $3,450 plus interest maturing on November 23, 2010.	16,203	50,427
Loan payable to BDC secured by a general security agreement and limited guarantees from the shareholders of the Company and Coastal Water Seafood Ltd. It bears interest at a daily floating bank prime plus 4.0%, repayable monthly by principal payments of $1,825 plus interest maturing on September 23, 2011.	25,713	42,367
	106,541	174,131
Less: current portion	61,008	76,608
	$45,533	$97,523

The Company's future commitments under this long-term debt are summarized as follows:

2011	$ 61,008
2012	29,377
2013	16,156
$ 106,541

10. OBLIGATIONS UNDER CAPITAL LEASE

On 1 May 2009 the Company entered into direct financing leases with Equilease Corporation and Blue Chip Leasing Corporation for computer equipment. Under the lease agreements, the Company is obligated to make monthly payments of $2,054 for a term of 36 months. Implicit interest is calculated at the Company's incremental borrowing rate of 5%. The financing has been secured by the leased computer equipment.

On 7 January 2010 the Company entered into a direct financing lease with Gould Leasing Ltd. for freezer equipment. Under the lease agreement, the Company is obligated to make monthly payments of $3,376 for a term of 39 months. Implicit interest calculated for the lease is 9%. The financing has been secured by the leased freezer equipment.

The Company's future commitments under these capital leases are summarized as follows:

2011	$76,086
2012	69,863
2013	34,130
180,079
Less: imputed interest	(33,208)
146,871
Less: current portion	(63,850)
$83,021

11. ADVANCES FROM SHAREHOLDERS

On 30 June 2010 and 2009, the Company had advances from its shareholders totalling $83,238 and $76,193, respectively. These advances are unsecured, non-interest bearing, and have been postponed in favour of the Royal Bank of Canada in respect of the Company's line of credit. Changes in the balances from year-to-year are due to changes in foreign exchange rates.

12. COMMITMENTS

The Company's future commitments under various lease agreements including vehicles, equipment, and premises are summarized as follows:

2011	$ 535,126
2012	515,249
2013	471,687
2014	462,365
2015	485,276
Thereafter	2,499,184
$ 4,968,887

13. RELATED PARTY TRANSACTIONS

The following transactions with related parties were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the parties.

During the year, the Company paid expenses of approximately $Nil (2009 - $75,004) on behalf of Coastal Water Seafoods Ltd. (the related party described in note 8). As of 30 June 2010 accounts payable were due to Coastal Water Seafoods Ltd. in the amount of $140,573 (2009 - $126,414) and are subject to normal trade terms.

The Company transacted with Foodfest International 2000 (Nevada) Inc. (the related party described in note 4) as follows:

●	brokerage and other fees paid $153,087 (2009 - $180,157)
●	management fees and expense recovery $Nil (2009 - $175,150)

The Company paid management fees of $71,033 (2009 - $85,780) to Henderson Holdings Investment Corp. (a company controlled by one of Foodfest's shareholders).

Interest payments totalling $42,813 (2009 - $126,111) were made to related parties throughout the year on the advances described in note 8.

Rental payments totalling $298,139 (2009 - $341,012) were made during the year to Triloon Corp. (the related party described in note 8).

Rental payments totalling $11,365 (2009 - $18,014) were received during the year and purchases totalling $1,368,087 (2009 - $1,120,858) were made during the year from Strubs Food Corp (the related party described in note 4).

14. FINANCIAL INSTRUMENTS

Fair Values

The Company's financial instruments include available-for-sale securities, accounts receivable and payable, bank indebtedness, income taxes payable, loan payable, obligations under capital lease, long-term debt, advances to and from related parties, and advances from shareholders.

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgement is required to estimate fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At 30 June 2010 and 2009, the carrying amounts of the above financial instruments approximate their fair values due to the short term maturities of these instruments.

Credit Risk Management

The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the Company has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit terms. During fiscal 2010, the Company's three largest customers made up 66% of total revenues and 49% of total receivables (2009 - 66% of total revenues and 56% of total receivables).

Foreign Currency Risk

Foreign currency risk arises from fluctuations in foreign exchange rates and the degree of volatility of these rates relative to the Canadian dollar, the Company's functional currency. Consequently, some assets, liabilities, revenues and purchases are exposed to foreign exchange fluctuations.  The Company does not use derivative instruments to hedge its foreign exchange risk.  However, the Company actively monitors changes in foreign exchange rates to determine if a derivative instrument may be appropriate to hedge its foreign currency risk.

Interest Rate Risk

Interest rate risk is the risk that fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk arising from fluctuations in interest rates on its bank indebtedness, advances from shareholders and related parties, and long term debt.

15. SUBSEQUENT EVENTS

Events that have occurred subsequent to 30 June 2010 have been evaluated through the date of this audit report. There have been no subsequent events that occurred during such period that would require disclosure in these financial statements or would be required to be recognized in the financial statements as of or for the year ended 30 June 2010.

FOODFEST INTERNATIONAL 2000 INC.

FINANCIAL STATEMENTS
Unaudited
30 September 2010

FOODFEST INTERNATIONAL 2000 INC.

BALANCE SHEETS

AS AT 30 SEPTEMBER 2010 AND 30 JUNE 2010

(Expressed in United States Dollars)

30 September 2010 (Unaudited)	30 June 2010 (Audited)

ASSETS
Current Assets
Accounts receivable, less allowance of $156,846 (30 June 2010 - $150,745)	$1,904,134	$1,606,855
Inventory	2,128,433	1,418,891
Prepaid and sundry assets	5,554	93,185
Taxes recoverable	-	205
Advances to related parties	160,849	350,184
Total Current Assets	4,198,970	3,469,320
Long Term Assets
Property and equipment, net	371,773	331,400
Deferred income taxes	40,851	39,484
Total Long Term Assets	412,624	370,884
Total Assets	$4,611,594	$3,840,204

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

BALANCE SHEETS

AS AT 30 SEPTEMBER 2010 AND 30 JUNE 2010

(Expressed in United States Dollars)

30 September 2010 (Unaudited)	30 June 2010 (Audited)

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank indebtedness	$1,161,797	$1,060,398
Accounts payable and accrued liabilities	2,430,601	1,621,735
Income taxes payable	13,500	-
Loan payable	13,000	31,001
Long term debt - current portion	70,127	61,008
Obligations under capital lease - current portion	62,438	63,850
Total Current Liabilities	3,751,463	2,837,992
Long Term Liabilities
Long term debt	115,633	45,533
Obligations under capital lease	66,506	83,021
Advances from shareholders	86,118	83,238
Advances from related parties	1,357,802	1,621,955
Total Long Term Liabilities	1,626,059	1,833,747

Commitments

Stockholders' Deficit
Preferred stock - no par value, non-cumulative, non-voting, redeemable at amount paid thereon, unlimited shares authorized, none issued and outstanding (2009 - none issued and outstanding)	-	-
Common stock - no par value, unlimited shares authorized, 667 issued and outstanding (2009 - 667 issued and outstanding)	30,804	30,804
Accumulated other comprehensive loss	(222,971)	(214,341)
Acumulated deficit	(573,761)	(647,998)
Total Stockholders' Deficit	(765,928)	(831,535)
Total Liabilities and Stockholders' Deficit	$4,611,594	$3,840,204

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

STATEMENT OF EARNINGS
Unaudited

FOR THE THREE MONTHS ENDED 30 SEPTEMBER

(Expressed in United States Dollars)

	2010	2009
SALES	$3,697,883	$3,065,262
COST OF GOODS SOLD	2,916,273	2,602,915
GROSS PROFIT	781,610	462,347
EXPENSES
Salaries and wages	229,621	173,610
Travel	121,798	102,715
Management fees	82,812	71,670
Rent and occupancy costs	75,362	6,147
Interest and bank charges	52,361	28,867
Office and general	40,691	28,518
Advertising and promotion	27,696	57,735
Utilities	25,585	16,969
Insurance	21,315	17,813
Telecommunications	17,208	16,370
Meals and entertainment	11,394	11,672
Repairs and maintenance	8,066	12,807
Professional fees	6,165	55,679
Gain on foreign exchange	(49,447)	(62,765)
Depreciation	23,172	16,583
TOTAL EXPENSES	693,799	554,390
EARNINGS (LOSS) BEFORE TAXES	87,811	(92,043)
Current income tax expense	13,574	-
NET EARNINGS (LOSS)	$74,237	$(92,043)
OTHER COMPREHENSIVE LOSS
Foreign currency translation	(27,678)	(76,375)
Unrealized gain on foreign exchange	19,048	38,339
COMPREHENSIVE INCOME (LOSS)	65,607	(130,079)
INCOME (LOSS) PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$111.30	$(138.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	667	667

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

STATEMENTS OF CASH FLOWS
Unaudited

FOR THE THREE MONTHS ENDED 30 SEPTEMBER

(Expressed in United States Dollars)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$74,237	$(92,043)
Items not requiring an outlay of cash:
Depreciation	23,172	16,583
Changes in non-cash working capital:
Accounts receivable	(239,244)	(453,078)
Inventory	(653,788)	(70,382)
Prepaid and sundry assets	89,939	-
Accounts payable and accrued liabilities	755,987	499,824
Income taxes payable	13,574	-
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	63,877	(99,096)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank indebtedness	64,059	137,467
Repayment of loan payable	(17,316)	-
Proceeds from (repayment of) long-term debt	75,533	(20,286)
Advances to related parties	(109,512)	(8,424)
Obligations under capital lease	(22,776)	-
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(10,012)	108,757
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(51,789)	(9,661)
CASH USED IN INVESTING ACTIVITIES	(51,789)	(9,661)
FOREIGN CURRENCY TRANSLATION	(2,076)	-
NET CHANGE IN CASH	-	-
CASH, BEGINNING OF PERIOD	-	-
CASH, END OF PERIOD	$-	$-

The accompanying notes are an integral part of these financial statements.

FOODFEST INTERNATIONAL 2000 INC.

NOTES TO THE FINANCIAL STATEMENTS
Unaudited

FOR THE THREE MONTHS ENDED 30 SEPTEMBER 2010

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Foodfest International 2000 Inc. (the "Company" or "Foodfest") has been operating since 25 June 1987 when it was first incorporated under the laws of the Province of Ontario as The Seafood Warehouse Inc. On 7 April 1999, the Company changed its name to Foodfest International 2000 Inc.

The Company imports, markets, and distributes kosher, vegetarian, and organic food products to grocery stores in Canada and the United States.

2.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended 31 July 2010 are not necessarily indicative of the results that may be expected for the year ending 31 October 2010.

3.	PROPERTY AND EQUIPMENT

	Cost	Depreciation	Net 30 September 2010 (Unaudited)	Net 30 June 2010 (Audited)

Equipment	523,572	328,932	194,640	206,284
Furniture and fixtures	259,562	168,204	91,358	86,729
Vehicles	63,052	17,214	45,838	2,532
Computer hardware	63,779	48,556	15,223	15,511
Leasehold improvements	768,576	743,862	24,714	20,344
	$1,678,541	$1,306,768	$371,773	$331,400

4.	ADVANCES TO RELATED PARTIES

The following advances were made to companies controlled by the Company's shareholders. These advances are unsecured, non-interest bearing and are repayable on demand. Their balances are as follows:

	30 September 2010 (Unaudited)	30 June 2010 (Audited)

Foodfest International 2000 (Nevada) Inc.	$160,849	$153,087
Strubs Food Corp.	-	197,097
	$160,849	$350,184

5.	BANK INDEBTEDNESS

The Company has available a $971,800 ($1,000,000 Canadian dollars) revolving operating line which bears interest at the Royal Bank of Canada prime rate plus 2.75% and is repayable on demand. This revolving loan is secured under a general security agreement covering all of the Company's assets and also secured by limited personal guarantees from the shareholders of the Company.

6.   LOAN PAYABLE

On 30 September 2010, the Company had advances from a private company totalling $13,000 (30 June 2010 - $31,001). These advances are unsecured, non-interest bearing and are repayable on demand.

7.   LONG-TERM DEBT

Each of the below loans is payable to the Business Development Bank of Canada ("BDC"), is secured by a general security agreement and limited guarantees from the shareholders of the Company and Coastal Water Seafoods Ltd (the related party described in note 10).

	30 September 2010 (Unaudited)	30 June 2010 (Audited)

Term loan bearing interest at a daily floating bank prime plus 1.5%, repayable monthly by principal payments of $2,150 CAD plus interest maturing on February 23, 2013.	$60,592	$64,625
Term loan bearing interest at a daily floating bank prime plus 4.0%, repayable monthly by principal payments of $3,450 CAD plus interest maturing on November 23, 2010.	6,705	16,203
Term loan bearing interest at a daily floating bank prime plus 4.0%, repayable monthly by principal payments of $1,825 CAD plus interest maturing on September 23, 2011.	21,283	25,713
Term loan bearing interest at a daily floating bank prime plus 1.5%, repayable monthly by principal payments of $1,754 CAD plus interest maturing on August 23, 2015.	97,180	-
	185,760	106,541
Less: current portion	70,127	61,008
	$115,633	$45,533

The Company's future commitments under this long-term debt are summarized as follows:

2011 (Nine months)	$ 53,425
2012	50,847
2013	37,169
2014	20,454
2015	20,454
Thereafter	3,409
$ 185,758

8.	OBLIGATIONS UNDER CAPITAL LEASE

On 1 January 2010 the Company entered into a direct financing lease with Gould Leasing to construct a walk-in freezer. Under the lease agreement, the Company is obligated to make monthly payments of $4,678 for a term of 39 months. Interest is calculated at the rate implicit in the lease of 7.5%. The financing has been secured by the constructed asset.

On 1 May 2009 the Company entered intor direct financing leases with Equilease Corporation and Blue Chip Leasing Corporation for computer equipment. Under these lease agreements, the Company is obligated to make monthly payments of $2,187 for a term of 36 months. Implicit interest is calculated at the Company's incremental borrowing rate of 5%. The financing has been secured by the leased computer equipment.

The Company's future commitments under these capital leases are summarized as follows:

2011 (Nine months)	$ 56,096
2012	68,357
2013	32,696
157,149
Less: imputed interest	(28,205)
128,944
Less: current portion	(62,438)
$ 66,506

9.	ADVANCES FROM SHAREHOLDERS

On 30 September 2010, the Company had advances from its shareholders totalling $86,118 (30 June 2010 - $83,238). These advances are unsecured, non-interest bearing, and have been postponed in favour of the Royal Bank of Canada in respect of the Company's line of credit. Changes in the balances from year-to-year are due to changes in foreign exchange rates.

10.	ADVANCES FROM RELATED PARTIES

Each of the below loans bear interest at the Royal Bank of Canada prime rate plus 1.5% and are repayable in monthly instalments of interest only. These loans have been postponed in favour of the Royal Bank of Canada in respect of the Company's line of credit. Changes in the balances from year-to-year are due to changes in foreign exchange rates.

	30 September 2010 (Unaudited)	30 June 2010 (Audited)

Coastal Water Seafoods Ltd. - a company controlled by one of the Company's shareholders	$243,755	$235,603
Canadian Triloon Corporation - a company controlled by the spouse of one of the Company's shareholders	284,271	279,396
Yael Ender - the spouse of one of the Company's shareholders	497,309	482,684
Triloon Corporation - a company controlled by shareholders of the Company	332,467	624,272
	$1,357,802	$1,621,955

11.	COMMITMENTS

The Company's future commitments under various lease agreements including vehicles, equipment, and premises are summarized as follows:

2011 (Nine months)	$ 439,289
2012	568,002
2013	519,440
2014	478,363
2015	502,067
Thereafter	2,585,657
$ 5,092,818

12.	RELATED PARTY TRANSACTIONS

The following transactions with related parties were in the normal course of operations and were measured at the exchange value, which represented the amount of consideration established and agreed to by the parties.

As of 30 September 2010 accounts payable of $145,437 (30 June 2010 - $140,573) were due to Coastal Water Seafoods Ltd. (the related party described in note 10) and are subject to normal trade terms.

The Company paid various operating expenses of Foodfest International 2000 Inc. totalling $11,774 during the three months ended 30 September 2010 (three months ended 30 September 2009 - $8,990). The Company had balances outstanding to this related party as described in note 4.

Management fees of $36,075 were paid to Canadian Endernational Ltd (a company controlled by one of Foodfest's shareholders) during the three months ended 30 September 2010 (three months ended 30 September 2009 - $11,875).

Interest payments totalling $32,014 were made to related parties during the three months ended 30 September 2010 (three months ended 30 September 2009 - $67,214) on the advances described in note 10.

Rental payments totalling $75,707 were made to Triloon Corp. (the related party described in note 10) during the three months ended 30 September 2010 (three months ended 30 September 2009 - $74,763).

The Company transacted with Strubs Food Corp (the related party described in note 4) during the three months ended  30 September 2010 as follows:

●	Rental payments received of $2,915 (three months ended 30 September 2009 - $2,915)
●	Management fees received of $41,686 (three months ended 30 September 2009 - $18,950)
●	Purchases made of $253,609 (three months ended 30 September 2009 - $276,466)

(b)  Pro Forma Financial Information.

FOODFEST INTERNATIONAL 2000 INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS
(Unaudited)

CanCo 30 September 2010	Foodfest USA 30 September 2010	Pro Forma Adjustments	Note Ref.	Pro Forma Consolidated 30 September 2010

ASSETS
Current Assets
Cash	$-	$450	$-		$450
Accounts receivable	1,904,134	-	-		1,904,134
Inventory	2,128,433	-	-		2,128,433
Prepaid and sundry assets	5,554	-	-		5,554
Advances to related parties	160,849	-	(160,849)	(a)	-
Total Current Assets	4,198,970	450	(160,849)		4,038,571
Long Term Assets
Property and equipment, net	371,773	-	-		371,773
Deferred income taxes	40,851	-	-		40,851
Total Long Term Assets	412,624	-	-		412,624
Total Assets	$4,611,594	$450	$(160,849)		$4,451,195

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank indebtedness	$1,161,797	$-	$-		$1,161,797
Accounts payable and accrued liabilities	2,430,601	308,506	-		2,739,107
Income taxes payable	13,500	-	-		13,500
Loan payable	13,000	81,146	-		94,146
Long term debt - current	70,127	-	-		70,127
Obligations under capital lease - current	62,438	-	-		62,438
Advances from related parties	-	160,849	(160,849)	(a)	-
Total Current Liabilities	3,751,463	550,501	(160,849)		4,141,115
Long Term Liabilities
Long term debt	115,633	-	-		115,633
Obligations under capital lease	66,506	-	-		66,506
Advances from shareholders	86,118	-	(47,289)	(a)	38,829
Advances from related parties	1,357,802	-	-		1,357,802
Total Long Term Liabilities	1,626,059	-	(47,289)		1,578,770
Stockholders' Deficit
Preferred stock	-	-	-		-
Common stock	30,804	3,951	17,596	(b)	52,351
Additional paid-in capital	-	618,894	(17,596)	(b)	12,701,298
Subscription receivable	-	(47,289)	47,489	(a)	-
Deferred stock based compensation	-	(62,500)	-		(62,500)
Accumulated other comprehensive loss	(222,971)	-	-		(222,971)
Accumulated deficit	(573,761)	(1,063,107)	-		(1,636,868)
Total Stockholders' Deficit	(765,928)	(550,051)	(160,849)		10,831,310
Total Liabilities and Stockholders' Deficit	$4,611,594	$450	$(160,849)		$16,551,195

FOODFEST INTERNATIONAL 2000 INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	CanCo Three Months Ended 30 September 2010	Foodfest USA Eleven Months Ended 30 September 2010	Pro Forma Adjustments	Note Ref.	Pro Forma Consolidated Period Ending 30 September 2010
SALES	$3,697,883	$1,884	$-		$3,699,767
COST OF GOODS SOLD	2,916,273	-	-		2,916,273
GROSS PROFIT	781,610	1,884	-		783,494
EXPENSES
Salaries and wages	229,621	-	-		229,621
Travel	121,798	-	-		121,798
Management fees	82,812	-	-		82,812
Rent and occupancy costs	75,362	-	-		75,362
Interest and bank charges	52,361	17,517	-		69,878
Office and general	40,691	7,639	-		48,330
Advertising and promotion	27,696	-	-		27,696
Utilities	25,585	-	-		25,585
Insurance	21,315	-	-		21,315
Telecommunications	17,208	-	-		17,208
Meals and entertainment	11,394	-	-		11,394
Repairs and maintenance	8,066	-	-		8,066
Professional fees	6,165	112,356	-		118,521
Gain on foreign exchange	(49,447)	-	-		(49,447)
Depreciation	23,172	-	-		23,172
Consulting	-	68,770	-		68,770
Stock based compensation	-	62,500	-		62,500
TOTAL EXPENSES	693,799	236,653	-		962,581
EARNINGS (LOSS) BEFORE TAXES	87,811	(234,769)	-		(179,087)
Current income tax expense	13,574	-	-		13,574
NET EARNINGS (LOSS)	$74,237	$(234,769)	$-		$(192,661)
LOSS PER WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED					$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED					52,350,509

FOODFEST INTERNATIONAL 2000 INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Unaudited

1.	BASIS OF PRESENTATION

On 20 December 2010, pursuant to a Share Exchange Agreement, Foodfest International 2000 Inc. (“Foodfest USA” or the “Company”) completed the acquisition of all the issued and outstanding shares of Foodfest Acquisition Corp (“AcquisitionCo”) and consequently its interests in its fully-owned subsidiary Foodfest International 2000 Inc. (“CanCo”), a private company incorporated under the laws of Ontario, Canada. CanCo is in the business of processing and distributing kosher, natural, and organic food and drink.

These unaudited pro forma consolidated financial statements (“pro forma statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in US dollars. These pro forma statements do not contain all the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Foodfest USA.

These pro forma statements have been compiled from and include:

1.
An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of CanCo as at 30 September 2010 with the unaudited balance sheet of Foodfest USA as at 30 September 2010, giving effect to the transaction as if it occurred on 30 September 2010.

2.
An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of CanCo for the three month period ending 30 September 2010 with the unaudited statement of operations of Foodfest USA for the eleven month period ending 30 September 2010, giving effect to the transaction as if it occurred on 30 September 2010.

The acquisition by Foodfest USA of CanCo is accounted for under the purcahse method as a reorganization of entities under common control, as both companies were managed by the same individuals prior to the transaction. The results are similar to a pooling of interests whereby the assets and liabilities were transferred at historical cost. The outstanding common stock of Foodfest USA will be accounted at its net book value and no goodwill will be recognized.

It is management's opinion that these pro forma financial statements include all adjustments  necessary for the fair presentation,  in all material respects,  of the proposed transaction described above in accordance with US GAAP applied on a basis  consistent with CanCo's  accounting  policies.  No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the  transaction.  The pro forma statements  of  operations  do not  reflect non-recurring  charges or credits directly  attributable to the transaction,  of which none are currently anticipated.

The unaudited pro forma  consolidated  financial  statements are not intended to reflect the results of  operations  or the  financial  position of CanCo which would have actually  resulted had the proposed  transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	PRO FORMA ADJUSTMENTS

The unaudited  pro forma  consolidated  financial  statements  incorporate  the following pro forma adjustments:

(a) Intercompany loan accounts presented as advances to/from related parties have been reclassified to eliminate upon consolidation.  Subscriptions receivable owing from shareholders of the Company have been offset against advances from shareholders as these amounts are owing to/from the same individuals.

(b) Common stock has been reduced by $30,804 to eliminate the shares of CanCo upon consolidation and increased by $48,400 to record the shares of Foodfest USA reserved for issuance as part of the reorganization.

None

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between Acquisitionco and the CanCo Shareholders, dated December 20, 2010
2.2	Voting and Exchange Trust Agreement by and between the Company, CanCo, Exchangeco, the Trustee, and the CanCo Shareholders, dated December 20, 2010
2.3	Support Agreement by and between the Company, CanCo and Acquisitionco, dated December 20, 2010
2.4	Provisions of Exchange Shares
2.5	Certificate of Designation
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
99.1	Press Release

(1) Incorporated herein by reference to Form SB-2 filed with the SEC on May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Foodfest International 2000 Inc.

Date: December 22, 2010	By:	/s/ Henry Ender
Henry Ender Chief Executive Officer, Secretary and Director